UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2021

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 9, 2021, pursuant to that certain Share Purchase Agreement, dated July 30, 2020, by and between Telefónica S.A. (“Telefónica”) and Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (the “SPA”), as amended by the First Amendment to Share Purchase Agreement, dated August 9, 2021, by and between Telefónica and LLA, as assigned to Cabletica S.A., an indirectly 80%-owned subsidiary of LLA (“Cabletica”) (the “SPA Amendment,” together with the SPA, the “Amended SPA”), LLA completed its acquisition of Telefónica’s wireless operations in Costa Rica.

Under the terms of the Amended SPA, LLA indirectly acquired all of the outstanding shares of capital stock of Telefónica de Costa Rica TC, S.A. (“Telefónica-Costa Rica”), which owns Telefónica’s wireless operations in Costa Rica. The acquisition was structured as an all-cash transaction that values Telefónica-Costa Rica at an enterprise value of $500 million before adjusting for cash acquired, and certain working capital and other adjustments.

The above description of the Amended SPA and the acquisition is qualified in its entirety by reference to the full text of the SPA and the SPA Amendment, which are filed as Exhibits 2.1 and 2.2, respectively, hereto, and are incorporated herein by reference.
Such description is not intended to provide any other information about Liberty Latin America, Cabletica,Telefónica, Telefónica-Costa Rica or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Amended SPA were made only for purposes of the Amended SPA and as of specific dates, were solely for the benefit of the parties to the Amended SPA and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purpose of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Liberty Latin America, Cabletica,Telefónica, Telefónica-Costa Rica or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Amended SPA, which subsequent information may or may not be fully reflected in public disclosures by Liberty Latin America or Telefónica or any of the parties to the Amended SPA. Accordingly, investors should not read the representations and warranties in Amended SPA in isolation, but only in conjunction with the other information about Liberty Latin America, Cabletica,Telefónica, Telefónica-Costa Rica and their respective subsidiaries and affiliates that is included in reports, statements and other filings made by Liberty Latin America and Telefónica with the Securities and Exchange Commission (“SEC”), which are available at no charge at the SEC’s website (www.sec.gov).

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired
(b) Pro forma financial information

Liberty Latin America has obtained a waiver from the SEC staff from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of Telefónica-Costa Rica and pro forma financial information related to the acquisition. Accordingly, Liberty Latin America does not expect to file financial statements or pro forma financial information with respect to this acquisition.

(d) Exhibits

Exhibit No.	Exhibit Name

2.1	Share Purchase Agreement, dated July 30, 2020, by and between Telefónica S.A. and Liberty Latin America Ltd.*
2.2	First Amendment to Share Purchase Agreement, dated August 9, 2021, by and between Telefónica S.A. and Liberty Latin America Ltd., as assigned to Cabletica, S.A.
101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and exhibits to this document have been omitted pursuant to Item 601(a)(5) of Regulation S-K but will be provided to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ MICHAEL D. OLIVER
Michael D. Oliver
Vice President, Global Financial Reporting

Date: August 13, 2021